EXHIBIT 10-81
ACORD Certificate of Insurance
Issue Date: 9/07/95

Producer:
Rollins Hudig Hall of Illinois
123 N. Wacker Drive
Chicago, Illinois 60606

Insured:
United Stationers Inc.
2200 East Golf Road
Des Plaines, IL  60016-1267

This certificate is issued as a matter of information only and confers no rights upon the certificate holder.
This certificate does not amend, extend or alter the coverage afforded by the policies below.

Companies affording coverage:
A     National Union Fire Ins. Co.
B     Federal Insurance Co.

Coverages:
This is to certify that the policies of insurance listed below have been issued to the insured named above for the policy period indicated, notwithstanding any requirement, term or condition of any contract or other document with respect to which this certificate may be issued or may pertain, the insurance afforded by the policies described herein is subject to all the terms, exclusions and conditions of such policies. Limits shown may have been reduced by paid claims.

Type of Insurance:  A    Directors & Officers Liability
Policy Number:           4446913
Policy Effective Date:   3/30/95
Policy Expiration Date:  3/30/96
Limits:                  $5,000,000 Aggregate
                  ***Deductible $250,000

Description of operations/locations/vehicles/special items: ***Deductible applies to company reimbursement and indemnification loss.
(B) Excess Directors & Officers Liab. - Policy #8146-02-02
Policy Term:  3/30/95-96
5,000,000 aggregate limits XS of underlying 5,000,000 limit & 250,000 retention

Certificate Holder:
Evidence of Insurance Only

Cancellation:
Should any of the above described policies be cancelled before the expiration date thereof, the issuing company will endeavor to mail 30 days written notice to the certificate holder named to the left, but failure to mail such notice shall impose no obligation or liability of any kind upon the company, its agents or representatives.

Authorized Representative:
Lori A. Pitiusaitis 521154000